                            Press Information

MOOGINC., EAST AURORA, NEW YORK 14052 TEL-716/652-2000

Release date	Immediate	Contact	Ann Marie Luhr
	January 26, 2018		716-687-4225

MOOG REPORTS FIRST QUARTER RESULTS

East Aurora, NY -- Moog Inc. (NYSE: MOG.A and MOG.B) announced today financial results for the first quarter ended December 30, 2017.

First Quarter Highlights

•	Sales of $628 million, up 6%;

•	Operating margins of 10.6%, up from 8.9% a year ago;

•	Non-GAAP adjusted diluted earnings per share, excluding the impacts of the Tax Cuts and Jobs Act (the Tax Act), was $.93, up 11% from a year ago;

•	Diluted earnings per share of $.04, including the impacts of the Tax Act;

•	$44 million cash flow from operating activities.

Segment Results

Total Aircraft Controls segment sales in the quarter were $279 million, up 4% year over year. Commercial aircraft revenues increased 10%, to $154 million. Sales of OEM products to Airbus increased 14%, driven by strong A350 sales. Boeing OEM product sales were mostly unchanged, at $61 million. Commercial aftermarket sales increased 27%, to $34 million, on strong A350 initial provisioning spares.

Military aircraft sales in the quarter were $124 million, down 3% from a year ago. Military OEM sales were 2% higher, at $82 million. Military aftermarket sales were down 10%, attributed to lower B-2 and V-22 activity, due to the timing of orders and deliveries.

In the quarter, Space and Defense segment sales were $133 million, up 9% year over year. Defense sales were 11% higher on strong sales into military vehicle applications in the U.S and Europe. Space sales were 5% higher, partly due to increased sales of satellite avionics products.

Industrial System segment sales in the quarter were $216 million, up 9% from last year. Sales were higher in the four major markets served with particularly strong sales in industrial automation. Higher simulation and test sales reflected increases in auto and aerospace test systems. Energy products were up on sales of exploration and power generation products. Medical sales were higher for a variety of OEM components.

Consolidated 12-month backlog was $1.3 billion.

Fiscal 2018 Outlook

The Company updated its projections for fiscal 2018.

•	Forecasted sales of $2.62 billion, up 5%, unchanged from 90 days ago;

•	Forecasted full-year operating margins of 11.0%, unchanged from 90 days ago;

•	Non-GAAP full-year adjusted diluted earnings per share of $4.10, plus or minus $0.20, unchanged from 90 days ago, excluding the impacts of the Tax Act;

•	GAAP forecasted range for full-year earnings per share is $3.43, plus or minus $0.20, including the impacts of the Tax Act;

•	Forecast cash flow from operations, including incremental accelerated pension contributions, of $180 million;

“The quarter got us off to a good start for the year,” said John Scannell, Chairman and CEO. “Earnings per share was above our guidance and we’re pleased to affirm our operating projections from 90 days ago. The recent Tax Act changes resulted in a one-time charge for us in the quarter but we’ll see benefits longer-term.”

In conjunction with today’s release, Moog will host a conference call beginning at 10:00 a.m. ET, which will be broadcast live over the Internet. John Scannell, Chairman and CEO, and Don Fishback, CFO, will host the call. Listeners can access the call live or in replay mode at www.moog.com/investors/communications. Supplemental financial data will be available on the webcast web page 90 minutes prior to the conference call.

As a reminder, segment reporting has changed to three segments, Aircraft Controls, Space and Defense Controls and Industrial Systems. The Components segment has been reorganized with A&D products moving to the Space and Defense segment and industrial and medical products moving to the Industrial Systems segment.

Moog Inc. is a worldwide designer, manufacturer, and integrator of precision control components and systems. Moog’s high-performance systems control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles, automated industrial machinery, wind energy, marine and medical equipment. Additional information about the company can be found at www.moog.com.

Cautionary Statement

Information included or incorporated by reference in this report that does not consist of historical facts, including statements accompanied by or containing words such as “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “approximate,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume” and “assume,” are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and are subject to several factors, risks and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the expected results described in the forward-looking statements. These important factors, risks and uncertainties include:

•	the markets we serve are cyclical and sensitive to domestic and foreign economic conditions and events, which may cause our operating results to fluctuate;

•	we operate in highly competitive markets with competitors who may have greater resources than we possess;

•
we depend heavily on government contracts that may not be fully funded or may be terminated, and the failure to receive funding or the termination of one or more of these contracts could reduce our sales and increase our costs;

•	we make estimates in accounting for long-term contracts, and changes in these estimates may have significant impacts on our earnings;

•	we enter into fixed-price contracts, which could subject us to losses if we have cost overruns;

•	we may not realize the full amounts reflected in our backlog as revenue, which could adversely affect our future revenue and growth prospects;

•	if our subcontractors or suppliers fail to perform their contractual obligations, our prime contract performance and our ability to obtain future business could be materially and adversely impacted;

•
contracting on government programs is subject to significant regulation, including rules related to bidding, billing and accounting kickbacks and false claims, and any non-compliance could subject us to fines and penalties or possible debarment;

•	the loss of The Boeing Company as a customer or a significant reduction in sales to The Boeing Company could adversely impact our operating results;

•	our new product research and development efforts may not be successful which could reduce our sales and earnings;

•	our inability to adequately enforce and protect our intellectual property or defend against assertions of infringement could prevent or restrict our ability to compete;

•	our business operations may be adversely affected by information systems interruptions, intrusions or new software implementations;

•	our indebtedness and restrictive covenants under our credit facilities could limit our operational and financial flexibility;

•
significant changes in discount rates, rates of return on pension assets, mortality tables and other factors could adversely affect our earnings and equity and increase our pension funding requirements;

•	a write-off of all or part of our goodwill or other intangible assets could adversely affect our operating results and net worth;

•	our sales and earnings may be affected if we cannot identify, acquire or integrate strategic acquisitions, or if we engage in divesting activities;

•	our operations in foreign countries expose us to political and currency risks and adverse changes in local legal and regulatory environments;

•	unforeseen exposure to additional income tax liabilities may affect our operating results;

•	government regulations could limit our ability to sell our products outside the United States and otherwise adversely affect our business;

•
the failure or misuse of our products may damage our reputation, necessitate a product recall or result in claims against us that exceed our insurance coverage, thereby requiring us to pay significant damages;

•	future terror attacks, war, natural disasters or other catastrophic events beyond our control could negatively impact our business;

•	our operations are subject to environmental laws, and complying with those laws may cause us to incur significant costs; and

•	we are involved in various legal proceedings, the outcome of which may be unfavorable to us.

These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. We disclaim any obligation to update the forward-looking statements made in this report.

Moog Inc.
CONSOLIDATED STATEMENTS OF EARNINGS
(dollars in thousands, except per share data)

	Three Months Ended
	December 30, 2017	December 31, 2016
Net sales	$627,535	$589,670
Cost of sales	443,426	417,164
Gross profit	184,109	172,506
Research and development	32,420	34,564
Selling, general and administrative	95,950	85,063
Interest	8,646	8,486
Other	(741)	7,905
Earnings before income taxes	47,834	36,488
Income taxes	46,535	6,430
Net earnings attributable to Moog and noncontrolling interest	1,299	30,058
Net earnings (loss) attributable to noncontrolling interest	—	(506)
Net earnings attributable to Moog	$1,299	$30,564

Net earnings per share attributable to Moog
Basic	$0.04	$0.85
Diluted	$0.04	$0.84

Average common shares outstanding
Basic	35,772,406	35,869,052
Diluted	36,201,054	36,272,767

Results above include the impacts of the Tax Cuts and Jobs Act of 2017. The table below adjusts the income taxes, net earnings and diluted net earnings per share attributable to Moog to exclude these impacts.

Reconciliation to non-GAAP adjusted income taxes, net earnings and diluted net earnings per share attributable to Moog:

	Three Months Ended
	December 30, 2017	December 31, 2016
Earnings before income taxes	$47,834	$36,488
Income taxes	46,535	6,430
Effective income tax rate	97.3%	17.6%
Non-GAAP adjustment for change in tax law	(32,357)	—
Non-GAAP adjusted income taxes	14,178	6,430
Non-GAAP adjusted effective income tax rate	29.6%	17.6%
Net earnings (loss) attributable to noncontrolling interest	—	(506)
Non-GAAP adjusted net earnings attributable to Moog	$33,656	$30,564
Non-GAAP adjusted diluted net earnings per share attributable to Moog	$0.93	$0.84

Moog Inc.
CONSOLIDATED SALES AND OPERATING PROFIT
(dollars in thousands)

	Three Months Ended
	December 30, 2017	December 31, 2016
Net sales:
Aircraft Controls	$278,534	$268,450
Space and Defense Controls	133,393	122,590
Industrial Systems	215,608	198,630
Net sales	$627,535	$589,670
Operating profit:
Aircraft Controls	$30,768	$23,111
	11.0%	8.6%
Space and Defense Controls	16,289	9,088
	12.2%	7.4%
Industrial Systems	19,246	20,163
	8.9%	10.2%
Total operating profit	66,303	52,362
	10.6%	8.9%
Deductions from operating profit:
Interest expense	8,646	8,486
Equity-based compensation expense	2,001	2,168
Corporate and other expenses, net	7,822	5,220
Earnings before income taxes	$47,834	$36,488
 .

Moog Inc.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	December 30, 2017	September 30, 2017
ASSETS
Current assets
Cash and cash equivalents	$394,980	$368,073
Receivables	739,731	727,740
Inventories	511,653	489,127
Prepaid expenses and other current assets	38,800	41,499
Total current assets	1,685,164	1,626,439
Property, plant and equipment, net	527,356	522,991
Goodwill	776,156	774,268
Intangible assets, net	104,914	108,818
Deferred income taxes	11,395	26,558
Other assets	33,510	31,518
Total assets	$3,138,495	$3,090,592
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term borrowings	$89	$89
Current installments of long-term debt	259	295
Accounts payable	156,967	170,878
Accrued compensation	122,763	148,406
Customer advances	179,598	159,274
Contract loss reserves	41,786	43,214
Other accrued liabilities	112,072	107,278
Total current liabilities	613,534	629,434
Long-term debt, excluding current installments	962,006	956,653
Long-term pension and retirement obligations	260,741	271,272
Deferred income taxes	40,782	13,320
Other long-term liabilities	33,483	5,609
Total liabilities	1,910,546	1,876,288
Commitment and contingencies	—	—
Shareholders’ equity
Common stock - Class A	43,716	43,704
Common stock - Class B	7,564	7,576
Additional paid-in capital	498,699	492,246
Retained earnings	1,849,118	1,847,819
Treasury shares	(739,210)	(739,157)
Stock Employee Compensation Trust	(98,990)	(89,919)
Supplemental Retirement Plan Trust	(13,311)	(12,474)
Accumulated other comprehensive loss	(319,637)	(335,491)
Total Moog shareholders’ equity	1,227,949	1,214,304
Total liabilities and shareholders’ equity	$3,138,495	$3,090,592

Moog Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)

	Three Months Ended
	December 30, 2017	December 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings attributable to Moog and noncontrolling interest	$1,299	$30,058
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	17,487	17,918
Amortization	4,674	4,541
Deferred income taxes	37,617	1,371
Equity-based compensation expense	2,001	2,168
Other	1,563	9,868
Changes in assets and liabilities providing (using) cash:
Receivables	(10,350)	(11,012)
Inventories	(22,236)	6,996
Accounts payable	(14,393)	6,737
Customer advances	19,888	8,287
Accrued expenses	(27,233)	(17,479)
Accrued income taxes	6,965	(8,885)
Net pension and post retirement liabilities	(4,562)	(1,295)
Other assets and liabilities	31,450	1,309
Net cash provided by operating activities	44,170	50,582
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(21,084)	(14,849)
Other investing transactions	(537)	(976)
Net cash (used) by investing activities	(21,621)	(15,825)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from revolving lines of credit	103,500	62,400
Payments on revolving lines of credit	(108,610)	(67,400)
Proceeds from long-term debt	10,000	—
Payments on long-term debt	(44)	(50)
Proceeds from sale of treasury stock	1,048	2,135
Purchase of outstanding shares for treasury	(2,734)	(5,211)
Proceeds from sale of stock held by SECT	—	867
Purchase of stock held by SECT	(3,823)	(5,709)
Net cash (used) by financing activities	(663)	(12,968)
Effect of exchange rate changes on cash	5,021	(15,253)
Increase in cash and cash equivalents	26,907	6,536
Cash and cash equivalents at beginning of period	368,073	325,128
Cash and cash equivalents at end of period	$394,980	$331,664